Exhibit 5(a)


                                                [LOGO OF MC CARTER ENGLISH, LLP]



June 29, 2006


RE:      Stewardship Financial Corporation
         Registration Statement on Form S-8


Stewardship Financial Corporation
630 Godwin Avenue
Midland Park, NJ  07432


Dear Sirs:

         We have acted as counsel for Stewardship Financial Corporation, a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 60,000 shares of Common Stock, no par value per share, of the Company (and such indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan) (the "Shares"), reserved for issuance pursuant to the Company's 2006 Stock Option Plan for Non-Employee Directors (the "Plan").

         In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, the Plan, and such other certificates, records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, and legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that: (i) upon issuance and delivery by the Company of the Shares in accordance with the terms of the Plan, the Shares issued thereunder will be legally issued, fully paid and non-assessable; and (ii) the issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of

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persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                               Very truly yours,

                                               /s/ McCarter & English, LLP

                                               MCCARTER & ENGLISH, LLP